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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                -------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               NOVEMBER 10, 2005

                        COMMISSION FILE NUMBER: 001-03985

                -------------------------------------------------

                                 EDO CORPORATION
             (Exact name of registrant as specified in its charter)

               NEW YORK                                11-0707740
        (State of incorporation)            (I.R.S. Employer Identification No.)

    60 EAST 42nd STREET - 42nd FLOOR                      10165
         NEW YORK, NEW YORK                             (Zip Code)
(Address of Principal Executive Offices)

                                 (212) 716-2000
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under Securities Act {17 CFR 230.425}

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 4, 2005, EDO Corporation (the "Company") entered into a Credit Agreement, dated as of November 4, 2005, by and among the Company, Citicorp USA, Inc., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent, and the Lenders and Issuers party thereto (the "Credit Agreement").

The Credit Agreement provides for a revolving credit facility in an aggregate amount equal to $300 million which includes a swing loan facility with a sublimit of $20 million and a letter of credit facility with a sublimit of $100 million. Borrowings under the Credit Agreement mature on November 4, 2010.

The Company has the option to select Base Rate or Eurodollar Rate loans under the terms of the Credit Agreement. Depending upon the Company's leverage ratio, borrowings under the Credit Agreement bear interest at rates ranging from 1.00% to 2.00% above the applicable reference interest rates. In addition, an annual commitment fee of 0.50% of the unused portion of the revolving credit facility as well as certain letter of credit and related fronting fees and other administrative fees are required to be paid pursuant to the terms of the Credit Agreement.

Borrowings under the Credit Agreement are guaranteed by the Guarantors and are secured by a first-lien security interest in substantially all of the Borrower's assets and substantially all the assets of the Guarantors including in the case of the Company the outstanding equity interests of its subsidiaries. Loans outstanding under the Credit Agreement are subject to mandatory prepayment in certain circumstances, including mandatory prepayments based upon receipt of certain proceeds of asset sales, property loss event and indebtedness.

The Credit Agreement imposes certain financial covenants on the Borrowers. The Borrowers are required, among other things, to maintain at all times a specified maximum debt to EBITDA (as defined in the Credit Agreement) ratio, a minimum four-quarter rolling fixed charge coverage ratio and a specified maximum senior debt to EBITDA ratio.

The Credit Agreement contains customary affirmative and negative covenants, including without limitation, restrictions on the following: indebtedness, liens, investments, sale of assets, certain restricted payments, prepayment and cancellation of indebtedness, fundamental changes and permitted acquisitions, change in nature of business, affiliate transactions, restrictions on subsidiary distributions, modifications of constituent documents and debt agreements, accounting changes and fiscal year, margin regulations, operating leases and sale/leasebacks, speculative transactions and ERISA matters.

The Credit Agreement contains customary events of default, including without limitation, failure to make payment when due, materially incorrect representations and warranties, breach of covenants, events of bankruptcy, default of other indebtedness that would permit acceleration of such indebtedness, changes in control of the Company, and the failure of any of the loan documents to remain in full force.

A copy of the Credit Agreement is attached hereto as Exhibit 10(a)(6) and incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

Exhibit Number    Description of Exhibit
--------------    ----------------------------------------------------------
10(a)(6)          Credit Agreement, dated as of November 4, 2005, by and
                  among EDO Corporation, Citicorp USA, Inc., as
                  Administrative Agent, Wachovia Bank, National Association,
                  as Syndication Agent, and Bank of America, N.A., as
                  Documentation Agent, and the Lenders and Issuers party
                  thereto

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EDO CORPORATION

                                      By /s/ Frederic B. Bassett
                                      -------------------------------------
                                      Vice President-Finance, Treasurer and
                                      Chief Financial Officer
                                      (Principal Financial and Accounting
                                      Officer)

Date:   November 10, 2005